April 30, 2009

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:	Principal Life Insurance Company
Variable Life Separate Account
Principal Variable Universal Life Income II
Registration Statement on Form N-6
File No. 333-146896

I am Counsel for the above-referenced Registrant, and have reviewed the attached post-
effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Sarah J. Pitts
Sarah J. Pitts

Counsel
515-248-3259
pitts.sarah@principal.com